UNITED STATES DEPARTMENT OF STATE

                                                          Washington, D.C. 20520


                                     PERMIT


                       AUTHORIZING PENN OCTANE CORPORATION
              TO CONSTRUCT TWO PIPELINES CROSSING THE INTERNATIONAL
               BOUNDARY LINE BETWEEN THE UNITED STATES AND MEXICO
         FOR THE TRANSPORT OF LIQUEFIED PETROLEUM GAS (LPG) AND REFINED
                    PRODUCT (MOTOR GASOLINE AND DIESEL FUEL)


     By the authority vested in me as Under Secretary of State for Political Affairs of the United States (pursuant to Executive Order 11423 of August 16, 1968, as amended by Executive Order 12847 of May 17, 1993 (hereinafter "the Order") and Department of State Delegation of Authority No. 128-1 of April 11,
1973) and subject to the conditions, provisions, and requirements hereinafter set forth, permission is hereby granted to Penn Octane Corporation, a corporation formed under the laws of the State of California, with its principal place of business in Redwood, California, (hereinafter "the permittee") to construct, maintain, and operate two pipelines crossing the international boundary at a point near the Port of Brownsville, Texas for the transport of liquefied petroleum gas (LPG) and refined product (motor gasoline and diesel fuel) between the United States and Mexico. This permit shall be issued subject to the notification and consultation requirements of sections 1(b), (c), (d) and
(f)  of  the  Order.

The term "facilities" as used in this permit means the pipeline and any land, structures, installations or equipment appurtenant thereto.

The term "United States facilities" as used in this permit means those parts of the facilities located in the United States.

As stated in permittee's application of March 12, 1999, for a permit pursuant to Executive Order 11423, as amended by Executive Order 12847, the United States facilities of the pipeline project will consist of the following major components:

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     Two  pipelines,  at  8-5/8" and 6-5/8" diameters, approximately 15 miles in length running from the Penn Octane terminal in the Port of Brownsville District to a point approximately 97 degree 35 minutes east longitude and 23 degrees 57 minutes 30 seconds north latitude on the Rio Grande river. To the maximum extent possible the pipeline route will utilize existing utility, road, drainage ditch, and railroad rights-of-way.

     The permittee shall maintain such metering facilities as are required by the Commissioner of Customs, provided with an adequate proving system, to be installed and operated in accordance with American Petroleum Institute Code No. 2202, and a suitable sampling device; the installation and operation of said meter, proving system, and sampling device shall be subject to the approval of the Commissioner of Customs. The conditions and times of meter reading, meter proving, and sampling shall be as directed by the Commissioner of the Customs.

This  permit  is  subject  to  the  following  conditions:

Article  1.  The  United States facilities and operations herein described shall
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be  subject  to  all the conditions, provisions, and requirements of this permit and any amendment thereof. This permit may be terminated at the will of the Secretary of State of the United States or the Secretary's delegate or may be amended by the Secretary of State of the United States or the Secretary's delegate at will or upon proper application therefore. The permittee shall make no substantial change in the location of the Untied States facilities or in the operation authorized by this permit until such changes have been approved by the Secretary of States of the Untied States or the Secretary's delegate.

Article  2.  The  operation  and  maintenance  of the facilities shall be in all
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material  respected as described in permittee's application filed in November of
1998, which was supplemented in April of 1999, for a permit pursuant to Executive Order 11423, as amended by Executive Order 12847.

Article  3.  The  construction,  connection,  operation,  and maintenance of the
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Untied  States  facilities  shall  be  subject to inspection and approval by the representatives of any Federal or States agency concerned. The permittee shall allow duly authorized officers and employees of such agencies free and unrestricted access to said facilities in the performance of their official duties.

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Article  4.  Permittee  shall comply with all applicable Federal and States laws
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and  regulations  regarding  the construction, operation, and maintenance of the
United States facilities and with all applicable industrial codes. The permittee shall obtain requisite permits from Mexican authorities, as well as the relevant states and local governmental entities and relevant federal agencies.

Article  5.  Upon  the termination, revocation, or surrender of this permit, the
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United States facilities in the immediate vicinity of the international boundary line shall be removed by, and at the expense of, the permittee within such times as the Secretary of State of the United States or the Secretary's delegate may specify, and upon the failure of the permittee to remove this portion of the United States facilities as ordered, the Secretary of State of the United States or the Secretary's delegate may direct that possession of such facilities be taken and that they be removed at the expense of the permittee; and the permittee shall have no claim for damages by reason of such possession or removal.

Article  6.  If,  in  the  future,  it  should  appear  to  the  Secretary  of
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Transportation  that  any  facilities  or  operations  permitted hereunder cause unreasonable obstructions to the free navigation of any of the navigable waters of the United States, the permittee may be required, upon notice from the Secretary of Transportation, to remove or alter such of the facilities as are owned by it so as to render navigation through such waters free and unobstructed.

Article  7.  This  permit  is  subject to the limitations, terms, and conditions
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contained  in  any  orders  issued  by any competent agency of the United States
Government or of the State of Texas with respect to the United States facilities. This permit shall continue in force and effect only so long as the permittee shall continue the operations hereby authorized in accordance with such limitations, terms, and conditions.

Article  8.  When,  in  the  opinion  of the President of the United States, the
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national security of the Untied States demands it, due notice being given by the
Secretary of State of the United States or the Secretary's delegate, the United States shall have the right to enter upon and take possession of any of the United States facilities or parts thereof; to retain possession, management, and control thereof for such length of time as may appear to the President to be necessary to accomplish said purposes; and thereafter to restore possession and control to the permittee. In the event that the United States shall exercise such right, it shall pay to the permittee just and fair compensation for the use of such United states facilities upon the basis of a reasonable profit in normal conditions, and the costs of restoring said facilities to as good conditions, and the existed at the time of entering and taking over the same, less the reasonable value of any improvements that may have been made by the United States.

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Article  9.  In  the  event  of  transfer  of  ownership  of  the  United States
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facilities or any part thereof, this permit shall continue in effect temporarily for a reasonable time pending submission of a proper identification by the transferee for a new and permanent permit, provided that notice of such transfer is given promptly in writing to the Department of States accompanied by a statement by the transferee under oath that the United states facilities and the operation and maintenance thereof authorized by this permit will remain substantially the same as before the transfer pending issuance to the transferee of a new and permanent permit.

Article  10.  (1)  The permittee shall maintain the United States facilities and
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every  part  thereof  in  a  condition  of good repair for their safe operation.

     (2) The permittee shall save harmless and indemnify the United States from any and all claims or adjudged liability arising out of the construction, operation, or maintenance of the facilities, including but not limited to environmental contamination from the release or threatened release or discharge of hazardous substances and hazardous waste.

Article  11.  The  permittee  shall acquire such right-of-way grants, easements,
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permits,  and  other  authorization  as  may  become  necessary and appropriate.

Article  12.  The  permittee  shall  file  with  the appropriate agencies of the
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Government  of  the  United  States  such  statements or reports under oath with respect to the Untied States facilities, and/or permittee's activities and operations in connection therewith, as are now or as may hereafter be required under any laws or regulations of the government of the united States or its agencies.

Article  13.  The  permittee  shall  take all appropriate measures to prevent or
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mitigate  adverse  environmental  impacts  or  disruption  of  significant archeological resources in connection with the construction, operation and maintenance of the United States facilities.

Article  14.  The  permittee  shall notify the Department of State and the Texas
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Historical Commission if before or during construction historic or archeological properties are located and, if construction has already started, will crease construction immediately. The permittee acknowledges that historic and archeological properties are protected under 49 u.s.c, Section 303 (formerly 4
(f)) and the permittee shall prepare a Section 4(f) statement if the United States facilities will have an effect on any historic or archeological properties.

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Article  15.  The permittee shall comply with all agreed actions and obligations
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undertaken to be performed by it in the Application and Environmental Assessment
dated April 1999. Construction of the facilities shall be performed in conformity with the proposal contained in the Application and Environmental Assessment dated April 1999.

Article  16.  The  permittee shall send notice to the Department of State of the
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United  States  at such time as the connection authorized by this permit is made at the international boundary line between the United States facilities and the facilities located in Mexico.

IN WITNESS WHEREOF, I, Thomas Pickering, Under Secretary of State for Political Affairs of the Unites States, have hereunto set my hand this _______ day of ________, 1999 in the City of Washington, District of Columbia.

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